UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ENDRA LIFE SCIENCES INC.
(Name of Registrant as Specified in its Charter)

___________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

May 24, 2023

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ENDRA Life Sciences Inc. to be held at 10:00 a.m., Eastern Time, on July 6, 2023. This year’s annual meeting will be completely virtual and conducted via live webcast. You may attend the annual meeting on the internet at www.virtualshareholdermeeting.com/NDRA2023. Prior to the meeting you may submit questions by logging into proxyvote.com and, prior to and during the meeting until polls are closed, you may vote by logging into www.virtualshareholdermeeting.com/NDRA2023 using your shareholder information provided on the Notice of Internet Availability of Proxy Materials described below.

We are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 24, 2023, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your participation in the annual meeting by attending virtually or by submitting your proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Irina Pestrikova
Senior Director of Finance and Secretary

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ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 6, 2023

To the Stockholders of ENDRA Life Sciences Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of ENDRA Life Sciences Inc., a Delaware corporation, will take place on July 6, 2023 at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting, held on the internet at www.virtualshareholdermeeting.com/NDRA2023, for the following purposes:

1.	To elect the five nominees to the Board of Directors nominated by the Board of Directors.

2.	To hold an advisory vote on executive compensation.

3.	To hold an advisory vote on frequency of future advisory votes on executive compensation.

4.	To ratify the appointment of RBSM LLP as our independent registered public accounting firm for 2023.

5.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

To ensure that each stockholder’s vote is counted at the 2023 Annual Meeting, stockholders are requested to complete, sign, date and return the proxy cards provided to them as promptly as possible in the envelope provided, or to submit their proxies by Internet, as described in the proxy cards mailed to them. Stockholders may also submit their voting instructions by telephone as described in the proxy cards mailed to them. Stockholders attending the 2023 Annual Meeting may vote electronically at the 2023 Annual Meeting even if they have previously submitted their proxy authorization.

Only stockholders of record of our common stock and preferred stock at the close of business on May 12, 2023, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. ENDRA’s warrants do not have voting rights.

By Order of the Board of Directors,

Francois Michelon
Chief Executive Officer and Chairman

Ann Arbor, Michigan May 24, 2023

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PROXY STATEMENT

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ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

PROXY STATEMENT

The Board of Directors (the “Board”) of ENDRA Life Sciences Inc. (the “Company,” “ENDRA,” “we,” “us” or “our”) is providing these materials to you in connection with ENDRA’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The 2023 Annual Meeting will take place on July 6, 2023, 10:00 a.m., Eastern Time, and will be held on the internet at www.virtualshareholdermeeting.com/NDRA2023. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about May 24, 2023.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the 2023 Annual Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we sent the Notice to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is a proxy?

The Board is asking for your proxy. This means that you authorize persons selected by us to vote your shares at the 2023 Annual Meeting in the way that you instruct. We have designated two of our executive officers to serve as proxy holders for the 2023 Annual Meeting. All shares represented by valid proxies received before the 2023 Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

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What is included in these materials?

These materials include:

•	this proxy statement for the 2023 Annual Meeting;

•	a proxy card for the 2023 Annual Meeting; and

•	our Annual Report on Form 10-K for the year ended December 31, 2022.

What items will be voted on at the 2023 Annual Meeting?

There are four proposals scheduled to be voted on at the 2023 Annual Meeting:

•	the election of the nominees to the Board nominated by our Board of Directors;

•	the approval, on a non-binding, advisory basis, of executive compensation (“Say-on-Pay”);

•	the approval, on a non-binding, advisory basis, of the frequency of future Say-on-Pay votes (“Say-on-Frequency”); and

•	the ratification of the Audit Committee’s appointment of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the nominees to the Board;

•	FOR the approval of the advisory vote on executive compensation;

•	Every “1 YEAR” for the frequency of future advisory votes on our executive compensation; and

•	FOR the ratification of the Audit Committee’s appointment of RBSM as the Company’s independent registered public accounting firm for 2023.

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How can I participate in the 2023 Annual Meeting?

You may view the 2023 Annual Meeting online at www.virtualshareholdermeeting.com/NDRA2023. The 2023 Annual Meeting will begin at approximately 10:00 a.m. local time, with log-in beginning at 9:45 a.m., on July 6, 2023. As with an in-person meeting, you will be able to vote during the meeting, by logging into www.virtualshareholdermeeting.com/NDRA2023 and entering your stockholder information provided on the Notice previously mailed to you; however, in order to submit questions for consideration at the meeting we ask that you log onto proxyvote.com prior to the meeting’s start and follow the instructions to submit a question. If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the instructions on the form that you receive from your bank or broker in order to submit your voting instructions by proxy or questions.

What if I have technical difficulties or trouble accessing the annual meeting webcast?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who can attend and participate in the 2023 Annual Meeting?

Broadridge Financial Solutions, Inc. is hosting the 2023 Annual Meeting online at www.virtualshareholdermeeting.com/NDRA2023. While all stockholders will be permitted to listen online to the 2023 Annual Meeting, only stockholders of record as of the close of business on May 12, 2023 (the “record date”) and holders of valid proxies from such record holders may vote and ask questions for consideration at the 2023 Annual Meeting. To vote, a stockholder of record will need the control number included on their proxy cards or Notices, and to follow the instructions posted at www.virtualshareholdermeeting.com/NDRA2023.  To ask a question for consideration at the 2023 Annual Meeting, a stockholder of record will use the control number to submit the question via proxyvote.com prior to the meeting’s start. Beneficial owners who do not have a control number may gain access to the meeting or can submit a question by following the instructions provided by their broker, bank, or other nominee. We encourage you to access the meeting prior to start time and submit any questions in advance, as described above under “How Can I Participate in the 2023 Annual Meeting?”. Please allow time for online check-in, which will begin at 9:45 a.m. local time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

When is the record date and who is entitled to vote?

The Board set May 12, 2023 as the record date for the 2023 Annual Meeting. All record holders of ENDRA common stock and preferred stock as of the close of business on that date are entitled to vote. Each outstanding share of common stock is entitled to one vote. Each outstanding share of Series A Convertible Preferred Stock (“Series A Preferred Stock”) entitles the holder thereof to a number of votes equal to the number of shares of common stock into which each such share of preferred stock could be converted on the record date based upon an issue price of $1,000 per share, subject to adjustment for accrued dividends, and a conversion price of $17.40 per share. Accordingly, as of the record date, each share of Series A Preferred Stock is entitled to approximately 70 votes. As of the record date, there were outstanding 7,481,603 shares of common stock entitled to 7,481,603 votes at the 2023 Annual Meeting and 141.397 shares of Series A Preferred Stock entitled to approximately 9,947 votes at the 2023 Annual Meeting.

ENDRA’s warrants do not have voting rights.

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What is a stockholder of record?

A stockholder of record, or registered stockholder, is a stockholder whose ownership of ENDRA common stock is reflected directly on the books and records of our transfer agent, VStock Transfer, LLC, or whose ownership of Series A Preferred Stock is reflected directly on the books and records kept by ENDRA. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•	Virtually during the 2023 Annual Meeting. You may vote by attending the 2023 Annual Meeting online. Please follow the instructions for attending and voting virtually posted at www.virtualshareholdermeeting.com/NDRA2023.

•	By mail (if you received a paper copy of the proxy materials by mail). Stockholders of record may vote by signing and returning the proxy card provided.

•

By submitting your proxy by phone or via the internet. You may submit your voting instructions by proxy, by phone or via the Internet by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement.

•	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the 2023 Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting at the 2023 Annual Meeting.

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If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”), Say-on-Pay (“Proposal 2”) and Say-on-Frequency (“Proposal 3”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

The ratification of the appointment of RBSM as our independent registered public accounting firm for 2023 (“Proposal 4”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 4.

What is the quorum for the 2023 Annual Meeting?

The presence, in person or by proxy, of the holders of not less than one-third in voting power of the outstanding shares of stock entitled to vote at the meeting is necessary for the transaction of business at the 2023 Annual Meeting. This is called a quorum.

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What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1: Election of Directors. The five nominees receiving the highest number of votes will be elected as directors.

•

Proposal 2: Say-on-Pay. The affirmative vote of a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon is required to approve Proposal 2.

•

Proposal 3: Say-on-Frequency. If the option of every “one year,” “two years” or “three years” receives affirmative votes from the holders of a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon, it will be the option approved by our stockholders. If none of the options receives affirmative votes from the holders of a majority in voting power of the shares of stock of the Company present in person or by proxy and entitled to vote thereon, the Board will still carefully review the voting results and take them into account in determining how often the Company should conduct an advisory vote on executive compensation.

•

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of RBSM as our independent registered public accounting firm for 2023 will be ratified if a majority in voting power of the shares of stock of the Company which are present or represented by proxy and entitled to vote thereon votes in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the 2023 Annual Meeting. However, broker non-votes are not counted as votes cast for any non-routine proposal considered at the 2023 Annual Meeting and, therefore, will have no effect on the proposals regarding the election of directors, Say-on-Pay, or Say-on-Frequency. We expect no broker non-votes on the routine proposal regarding the appointment of RBSM as our independent registered public accounting firm for 2023.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the 2023 Annual Meeting and, therefore, will be counted as votes against the proposals regarding Say-on-Pay, Say-on-Frequency and the appointment of RBSM as our independent registered public accounting firm for 2023. Abstentions will have no effect on the proposal regarding the election of directors.

What does it mean if I get more than one set of voting materials?

Your shares are probably registered in more than one account. Please follow the separate voting instructions that you received for your shares of common stock and Series A Preferred Stock held in each of your different accounts to ensure that all of your shares are voted.

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Who pays for solicitation of proxies?

ENDRA is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the 2023 Annual Meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

How can I submit a proposal for the 2024 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2024 annual meeting of stockholders must be received by January 24, 2024. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105.

Requirements for Stockholder Proposals to Be Brought Before the 2024 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2024 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2024 annual meeting of stockholders, must be delivered to the Company’s Secretary at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105, not earlier than the close of business on March 7, 2024 and not later than the close of business on April 6, 2024. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2024 annual meeting of stockholders.

Universal Proxy Requirements. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 6, 2024.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our voting stock as of May 12, 2023 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each named executive officer included in the Summary Compensation Table below;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed in the tables is c/o ENDRA Life Sciences Inc. at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or warrant) within 60 days after May 12, 2023 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentages of stock outstanding as of May 12, 2023 is based upon 7,481,603 shares of common stock and 141.397 shares of Series A Preferred Stock outstanding on that date. We are not aware of any 5% holders of our common stock as of May 12, 2023.

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Beneficial Ownership

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned	Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned
Francois Michelon	72,333	(1)	*	-	-
Michael Thornton	85,964	(2)	1.1%	-	-
Renaud Maloberti	8,913	(3)	*	-	-
Irina Pestrikova	3,458	(4)	*
Louis Basenese	9,896	(5)	*	-	-
Anthony DiGiandomenico	156,441	(6)	2.1%	-	-
Michael Harsh	16,118	(7)	*	-	-
Alexander Tokman	20,483	(8)	*	-	-
All directors and executive officers as a group (8 persons)	373,606		4.8%	-	-
5% Stockholders
Mark R. Busch(9)				17.488	12.4%
Donald Kendall(10)				106.421	75.3%
Juan R. Rivero(11)				17.488	12.4%

* Less than one percent.

(1)

Consists of 4,860 shares of common stock, 67,366 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023 and 107 shares of common stock issuable upon the exercise of unregistered warrants.

(2)

Consists of 19,139 shares of common stock, 65,613 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023 and 1,212 shares of common stock issuable upon the exercise of unregistered warrants.

(3)	Consists of 79 shares of common stock and 8,834 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023.
(4)	Consists of 3,458 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023.
(5)	Consists of 2,454 shares of common stock and 7,442 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023.
(6)

Consists of 102,434 shares of common stock, 12,340 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023 and 41,667 shares of common stock issuable upon the exercise of registered warrants.

(7)

Consists of 3,457 shares of common stock, 12,359 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023 and 302 shares of common stock issuable upon the exercise of unregistered warrants.

(8)	Consists of 8,143 shares of common stock and 12,340 shares of common stock issuable upon the exercise of options that are presently exercisable or becoming exercisable within 60 days of May 12, 2023.
(9)	Mr. Busch’s address is 300 S. Tryon St., Suite 1000, Charlotte, NC 28202. Shares jointly owned with spouse.
(10)	Mr. Kendall’s address is 2000 Edwards Street, Suite B-100, Houston, TX 77007. Shares jointly owned with spouse.
(11)	Mr. Rivero’s address is 14521 Jockey Circle, N. Davie, FL 33330.

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PROPOSAL 1 ‒ ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the five current directors for election at the 2023 Annual Meeting to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2023 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with ENDRA.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
Francois Michelon	2015	Chief Executive Officer and Chairman of the Board
Louis J. Basenese	2020	Director
Anthony DiGiandomenico	2013	Director
Michael Harsh	2015	Director
Alexander Tokman	2008	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Francois Michelon, age 57, joined ENDRA as Chief Executive Officer and Chairman of our board of directors in 2015. He has over 20 years of healthcare technology experience in general management, operations, strategy and marketing across the diagnostic imaging, surgical instrument and dental sectors.

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From 2012 to 2014, Mr. Michelon served as Vice President of Global Marketing for the 3i division of Biomet, Inc. (now Zimmer Biomet Holdings, Inc.), a provider of oral reconstruction technologies, where he was responsible for the upstream and downstream development of the division’s global portfolio. From 2004 to 2011, Mr. Michelon served as Group Director of Global Services and Visualization for Smith & Nephew plc’s Advanced Surgical Devices division, where he led in the B2B service and capital equipment sectors, and had responsibility over the financial performance of these as well. From 1997 to 2004, Mr. Michelon worked at GE Healthcare in a variety of global upstream and downstream marketing roles.

Mr. Michelon received an MBA from Carnegie-Mellon University and a BA in Economics from the University of Chicago. He has also earned his Six Sigma Black Belt certification.

Mr. Michelon’s extensive industry and executive experience and his intimate understanding of our business as our Chief Executive Officer position him well to serve as a member of our Board of Directors.

Louis J. Basenese, age 45, joined our Board of Directors in April 2020. Mr. Basenese is the President, Chief Market Strategist at Public Ventures, LLC, a registered broker-dealer, Member FINRA/SIPC. Previously, he was Founder and Chief Analyst of Disruptive Tech Research, LLC, an independent equity research and advisory firm focused exclusively on disruptive technology companies that has served the investment management community from June 2014 through September 2022. Since 2005, Mr. Basenese has also managed The Basenese Group, LLC, a consulting business focused on communications and business development for private and public small and microcap businesses.

Mr. Basenese holds an M.B.A. in Finance from the Crummer Graduate School of Business at Rollins College and a Bachelor of Arts from the University of Florida. He is also a former Series 7 and Series 66 license holder.

Mr. Basenese’s experience with investor relations and business development of technology-focused companies, as well as financing and strategic planning, provides him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Anthony DiGiandomenico, age 55, joined our Board of Directors in 2013. A co-founder of MDB Capital Group LLC, Mr. DiGiandomenico focuses on corporate finance and capital formation for growth-oriented companies. He has participated in all areas of corporate finance including private capital, public offerings, PIPEs, business consulting and strategic planning, and mergers and acquisitions.

Mr. DiGiandomenico has also worked on a wide range of transactions for growth-oriented companies in biotechnology, nutritional supplements, manufacturing and entertainment industries. Prior to forming MDB Capital Group LLC in 1997, Mr. DiGiandomenico served as President and CEO of the Digian Company, a real estate development company. Mr. DiGiandomenico has also served on the board of directors of Cue Biopharma, Inc., an immunotherapy company, and currently serves on the board of directors of Provention Bio, Inc. (Nasdaq: PRVB), a clinical-stage biopharmaceutical company.

Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado.

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Mr. DiGiandomenico’s financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our Board of Directors.

Michael Harsh, age 68, joined our Board of Directors in 2015. He is a Portfolio Executive for the National Institutes of Health (NIH) Rapid Acceleration of Diagnostics (RADx) COVID-19 Response Program and a co-founder and Chief Product Officer of Terapede Systems, a digital Xray startup that focuses on developing an ultra-high resolution medical flat panel X-ray detector. He co-founded Terapede in 2015. Prior to Terapede, Mr. Harsh had a 36-year career with General Electric (“GE”). He held numerous positions within GE and served as Vice President and Chief Technology Officer of GE Healthcare, a multi-billion dollar division of GE, where he led its global science and technology organization and research and development teams in diagnostics, healthcare IT and life sciences. In 2004, Mr. Harsh was named Global Technology Leader - Imaging Technologies at the GE Global Research Center, where he led the research for imaging technologies across the company as well as the research associated with computer visualization and superconducting systems.

Additionally, Mr. Harsh is a member of the boards of directors of Compute Health Acquisition Corp. (NYSE: CPUH), Imagion Biosystems (ASX: IBX.AX), and EmOpti, Inc., as well as a member of the Radiological Society of North America (RSNA), Research & Education Foundation Board of Trustees. He had previously served as a director for FloDesign Sonics until its acquisition by MilliporeSigma, a division of the Merck Group. He is also a McKinsey Senior Advisor and a consultant in the medical device industry.

Mr. Harsh is a graduate of Marquette University, where he earned a bachelor’s degree in Electrical Engineering. He holds numerous U.S. patents in the field of medical imaging and instrumentation. In 2008, Mr. Harsh was elected to the American Institute for Medical and Biological Engineering College of Fellows for his significant contributions to the medical and biological engineering field.

Mr. Harsh’s extensive industry, executive and board experience position him well to serve on our Board of Directors.

 Alexander Tokman, age 61, joined our Board of Directors in 2008. He currently serves as a President of iUNU, a privately held AI/Computer Vision SaaS company and recently was a CEO-in-Residence at the Allen Institute for Artificial Intelligence (AI2), from 2019 to 2020. Mr. Tokman also serves as an independent board director for Izotropic Corporation (CSE: IZO), a company commercializing a dedicated breast CT imaging platform, and on the board of the American Academy of Thermography, a non-profit organization focused on bringing novel infrared imaging applications for disease diagnosis.

Mr. Tokman served as President, Chief Executive Officer, and a director of Microvision, Inc., a publicly traded laser beam scanning display and imaging company, from January 2006 to December 2017.

Previously, Mr. Tokman completed a 10+ year tenure as an executive with GE Healthcare, where he led several global businesses, the latest being its Global Molecular Imaging and Radiopharmacy multi-technology business unit, of which he was General Manager from 2003 to 2005.

Between 1995 and 2003, Mr. Tokman served in various leadership roles at GE Healthcare, where he led the definition and successful commercialization of several product segments, including PET/CT.

Mr. Tokman is a certified Six Sigma and Design for Six Sigma (DFSS) Black Belt and Master Black Belt and as one of General Electric Company’s Six Sigma pioneers, he drove the quality culture change across GE Healthcare in the late 1990s. From 1989 to 1995, Mr. Tokman served as development programs lead and a head of Industry and Regional Development at Tracor Applied Sciences (BAE Systems). Mr. Tokman has both an MS and BS in Electrical Engineering from the University of Massachusetts, Dartmouth.

Mr. Tokman’s industry expertise and significant executive leadership and director experience position him well to make valuable contributions to our Board of Directors.

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INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Francois Michelon	57	Chief Executive Officer and Chairman
Michael Thornton	54	Chief Technology Officer
Irina Pestrikova	37	Senior Director of Finance

Francois Michelon is discussed above under Information Concerning Directors and Nominees for Director.

Michael Thornton joined ENDRA as Chief Technology Officer in 2007. Prior to that, Mr. Thornton was a founder and President of Enhanced Vision Systems Corp., or EVS, a developer and supplier of medical imaging equipment to the pharmaceutical, biotech, and academic sectors.

In 2002, EVS was acquired by General Electric Company and was integrated into the Functional and Molecular Imaging business unit of GE Medical Systems (now GE Healthcare, a subsidiary of General Electric Company). Following the acquisition of EVS by GE Medical Systems, Mr. Thornton held a number of positions at GE Healthcare, including Sales Manager, Global Product Manager, and Site Leader. He was a member of the leadership team that expanded the pre-clinical imaging business to include: computed tomography, optical, and positron emission tomography imaging technologies, with global market reach. He is also a founder of Volumetrics Medical Corp., a developer and manufacturer of quality assurance devices for diagnostic imaging.

Prior to founding EVS, Mr. Thornton developed medical imaging related technologies at the Robarts Research Institute (London, Ontario, Canada) for which he obtained an MSc in Electrical Engineering from the University of Western Ontario. Mr. Thornton also holds a BASc in Electrical Engineering from the University of Toronto and is a member of the American Association of Physicists in Medicine.

Irina Pestrikova joined ENDRA as Senior Director of Finance in June 2021. From 2014 to 2021, Ms. Pestrikova was the Director of Operations of Wells Compliance Group. Wells Compliance Group is a technology-based services firm supporting the financial reporting needs of publicly traded companies and privately held firms whose investor or shareholder base requires timely GAAP-compliant financial reporting. In her role as Director of Operations, Ms. Pestrikova provided accounting and bookkeeping services to a number of public companies, including ENDRA. Ms. Pestrikova has also been the Director of Finance & Operations of Atlas Bookkeeping, Inc., a provider of financial reporting, modeling and analysis, since 2020. She holds an MBA in Finance from Pepperdine University.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Mr. Basenese, Mr. DiGiandomenico, Mr. Harsh and Mr. Tokman is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.

Board Leadership Structure

We have a Chairman of the Board who presides at all meetings of the Board. Currently, Mr. Michelon serves as the Chairman of the Board and Chief Executive Officer. ENDRA has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. The Board has determined that it is appropriate for Mr. Michelon to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer: (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address. Further, four of our five current Board members have been deemed to be independent by our Board; therefore, we believe our Board structure provides sufficient independent oversight of our management. The Board has not named a lead independent director.

Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has delegated to its Corporate Governance and Nominating Committee responsibility for establishing membership criteria for the Board, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

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The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committees’ performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Corporate Governance and Nominating Committee has not set specific, minimum qualifications that must be met by director candidates. Rather, in determining candidates to recommend to the Board to serve as members of the Board, the Corporate Governance and Nominating Committee will consider, among other things, whether a candidate is of the highest ethical character and shares the Company’s values and whether the candidate’s reputation, both personal and professional, in consistent with the image and reputation of the Company. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The Corporate Governance and Nominating Committee considers individuals properly recommended by stockholders in the same manner as it considers director nominees identified by other means. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	as to the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made:

o	the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

o	the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner;

o

a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

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o	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made;

o

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

o

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

o

any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•	as to each person whom the stockholder proposes to nominate for election as a director:

o	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;

o	all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

o	a description of all relationships between the candidate and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

o	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

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Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the 2023 Annual Meeting of stockholders either in person or telephonically. Three of our five directors on the Board at the time attended last year’s annual meeting.

Code of Business Conduct and Ethics

We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.endrainc.com. A copy may also be obtained, free of charge, from us upon a request directed to ENDRA Life Sciences, Inc., 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.endrainc.com and/or in our public filings with the SEC.

Anti-Hedging and Pledging Policies

Under the Company’s Insider Trading Policy all directors and employees (including the named executive officers) are prohibited from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board. The Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors. The number of directors currently fixed by our Board is five.

Our Board of Directors met three times during the year ended December 31, 2022. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2022 held during the period for which he was a director. The Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board and each standing committee retain the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.endrainc.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.

The following table sets forth the current members of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
Louis J. Basenese	X	Chair
Anthony DiGiandomenico	Chair	X
Michael Harsh	X	X	Chair
Francois Michelon
Alexander Tokman		X	X

Committees

Audit Committee. Our Audit Committee consists of Mr. Basenese, Mr. DiGiandomenico, and Mr. Harsh. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. DiGiandomenico as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met four times in 2022 as well as acted by written consent.

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Compensation Committee. Our Compensation Committee presently consists of Mr. Basenese, Mr. DiGiandomenico, Mr. Harsh and Mr. Tokman, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of Nasdaq’s director independence standards. Mr. Basenese serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. Our executive officers communicate to the Compensation Committee regarding operational, financial or other milestones related to bonus determinations, but are otherwise not involved in determining or recommending the amount or form of executive and director compensation. The Compensation Committee did not meet separately from the Board of Directors in 2022 but acted by unanimous written consent.

Under its charter, the Compensation Committee may engage independent legal counsel, independent consultants and other advisors at the Company’s expense to review any matter under the responsibility of the Compensation Committee, including retaining consultants to assist it in the evaluation of the Company’s executive compensation program.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Harsh and Mr. Tokman. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Mr. Harsh serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee did not meet separately from the Board of Directors in 2022 but acted by written consent.

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Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from the Company’s head of compliance regarding the most significant risks facing the Company. These risks include, without limitation, the following:

•	risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation;

•	risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•	risks and exposures relating to corporate governance, and management and director succession planning; and

•	risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Diversity Matrix

Board Diversity Matrix (As of July 26, 2022)
Board Size:
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	-	4	-	1
Number of Directors who identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	1

Board Diversity Matrix (As of May 24, 2023)
Board Size:
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	-	4	-	1
Number of Directors who identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	1

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PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

Our executive compensation program, as described in detail under the heading “Compensation and Other Information Concerning Directors and Officers”, is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning Directors and Officers” section beginning on page 27 for additional details about our executive compensation programs, including information about the 2022 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, is hereby APPROVED.”

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

The affirmative vote of a majority in voting power of the shares of stock of the Company which are present or represented by proxy at the 2023 Annual Meeting and entitled to vote thereon is required to approve the foregoing resolution.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers.

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PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

This Proposal 3 provides stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers. Under this Proposal 3, stockholders may vote in favor of holding this advisory vote every year, every two years or every three years, beginning with the 2023 Annual Meeting, or the stockholders may choose to abstain.

After careful consideration, the Board recommends that the advisory vote by our stockholders on executive compensation be held every year. In formulating its recommendation, our Board believes that giving our stockholders the right to cast an annual advisory vote on the compensation of our named executive officers is good corporate governance practice and is in the best interests of our stockholders, allowing our stockholders to provide us with frequent and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs and policies.

Vote Required for Approval

The option of every “one year,” “two years” or “three years” that receives affirmative votes from a majority in voting power of the shares of stock of the Company which are present or represented by proxy at the 2023 Annual Meeting and entitled to vote thereon will be the option approved by our stockholders. If none of the options receives affirmative votes from the holders of a majority in voting power of the shares of stock of the Company present in person or by proxy and entitled to vote thereon, the Board will still carefully review the voting results and take them into account in determining how often the Company should conduct an advisory vote on executive compensation.

Board Recommendation

The Board recommends that the stockholders vote “ONE YEAR” to advise the Board as to how often the Company should conduct a stockholder advisory vote on named executive officer compensation.

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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

As a “smaller reporting company,” we have opted to comply with scaled executive and director compensation disclosure rules applicable to “smaller reporting companies.”

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. Our Board of Directors uses benchmark compensation studies in determining compensation elements and levels. The principal elements of our executive compensation program have to date included base salary, annual bonus opportunity and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation.

The following table sets forth information concerning the compensation earned by the individual that served as our principal executive officer during 2022 and our two most highly compensated executive officers other than the individual who served as our principal executive officer during 2022 (collectively, the “named executive officers”):

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Francois Michelon	2022	423,000	212,609	-	587	636,196
Chief Executive Officer	2021	374,035	812,391	137,605	587	1,324,618
Michael Thornton	2022	301,278	208,128	-	392	509,798
Chief Technology Officer	2021	286,168	812,391	72,582	392	1,171,533
Renaud Maloberti	2022	296,000	55,581	-	365	351,946
Former Chief Commercial Officer	2021	263,272	608,766	58,254	365	930,657

______________

(1)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see notes 2 and 8 to the financial statements included in Part II, Item 8 of this Annual Report. The shares underlying these option awards vest and become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates.

(2)	Represents insurance premiums paid by the Company with respect to life insurance for the benefit of the named executive officer.

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Employment Agreements and Change of Control Arrangements

The following is a summary of the employment arrangements with our named executive officers.

Francois Michelon. Effective May 12, 2017, the Company entered into an amended and restated employment agreement with Francois Michelon, our Chief Executive Officer and Chairman of the Board of Directors, which agreement was amended on December 27, 2019. The employment agreement provides that Mr. Michelon’s employment with the Company is “at will” and may be terminated by him or the Company at any time and for any reason. Pursuant to the employment agreement, Mr. Michelon receives an annual base salary that is subject to adjustment at the Board of Directors’ discretion. Effective January 1, 2021, the Compensation Committee increased Mr. Michelon’s annual salary to $376,991 and, effective January 1, 2022, it increased Mr. Michelon’s annual salary to $423,000. Mr. Michelon is also eligible for an annual cash bonus based upon achievement of performance-based objectives established by the Board of Directors.

If Mr. Michelon’s employment is terminated by the Company without cause (as defined in the 2016 Plan) or if Mr. Michelon resigns for good reason (as defined in the employment agreement), Mr. Michelon will be entitled to receive, subject to his execution of a standard release agreement, 12 months’ continuation of his current base salary and a lump sum payment equal to 12 months of continued healthcare coverage (or 24 months’ continuation of his current base salary and a lump sum payment equal to 24 months of continued healthcare coverage if such termination occurs within one year following a change in control).

Under his employment agreement, Mr. Michelon is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers.

Michael Thornton. Effective May 12, 2017, the Company entered into an amended and restated employment agreement with Michael Thornton, our Chief Technology Officer, which agreement was amended on December 27, 2019. The employment agreement provides that Mr. Thornton’s employment with the Company is “at will” and may be terminated by him or the Company at any time and for any reason. Pursuant to the employment agreement, Mr. Thornton receives an annual base salary that is subject to adjustment at the Board of Directors’ discretion. Effective January 1, 2021, the Compensation Committee increased Mr. Thornton’s annual salary to $289,963 and, effective January 1, 2022, it increased Mr. Thornton’s annual salary to $324,000.

If Mr. Thornton’s employment is terminated by the Company without cause (as defined in the 2016 Plan) or if Mr. Thornton resigns for good reason (as defined in the employment agreement), Mr. Thornton will be entitled to receive, subject to his execution of a standard release agreement, 12 months’ continuation of his current base salary and a lump sum payment equal to 12 months of continued healthcare coverage (or 24 months’ continuation of his current base salary and a lump sum payment equal to 24 months of continued healthcare coverage if such termination occurs within one year following a change in control).

Under his employment agreement, Mr. Thornton is eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers.

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Renaud Maloberti. On April 15, 2019, the Company entered into an employment agreement with Renaud Maloberti that provides for an annual base salary of $250,000 and eligibility for an annual cash bonus to be paid based on attainment of Company and individual performance objectives to be established by the Board of Directors. Effective January 1, 2021, the Compensation Committee increased Mr. Maloberti’s annual salary to $266,255 and, effective January 1, 2022, it increased Mr. Maloberti’s annual salary to $296,000. The employment agreement also provided for eligibility to receive benefits substantially similar to those of the Company’s other senior executive officers.

 On December 21, 2022, Renaud Maloberti notified the Company of his resignation as the Company’s Chief Commercial Officer, effective January 13, 2023.

Pursuant to his employment agreement, on May 28, 2019, Mr. Maloberti was granted stock options to purchase 1,750 shares of the Company’s common stock. The stock options have an exercise price of $20.80 per share, and vested in three equal annual installments beginning on the first anniversary of the grant date.

Additionally, our named executive officers are eligible to participate in our health and welfare programs and 401(k) plan, and other benefit programs on the same basis as other employees.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2022. The number of securities underlying the equity awards and option exercise prices reflect the reverse stock split of our common stock at a ratio of 1-for-20, which was effective as of December 9, 2022.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Francois Michelon	15,366	-		100.00	5/12/25
Chief Executive Officer	1,598	-		91.00	5/12/25
	6,250	-		45.00	12/13/26
	30,600	-		18.00	12/11/29
	833	1,667	(1)	53.00	4/5/31
	-	15,000	(2)	53.00	4/5/31
	-	35,657	(3)	8.00	3/28/32
Michael Thornton	15,667	-		100.00	5/12/25
Chief Technology Officer	1,598	-		91.00	5/12/25
	6,250	-		45.00	12/13/26
	28,796	-		18.00	12/11/29
	833	1,667	(1)	53.00	4/5/31
	-	15,000	(2)	53.00	4/5/31
	-	34,906	(3)	8.00	3/28/32
Renaud Maloberti	1,750	-		21.00	5/28/29
Former Chief Commercial Officer	2,143	-		18.00	12/11/29
	667	333	(4)	35.00	1/24/30
	417	833	(1)	53.00	4/5/31
	-	7,500	(2)	53.00	4/5/31
	-	5,000	(2)	47.00	6/10/31
	-	9,322	(3)	8.00	3/28/32

(1)	Represents unvested portion of stock option award which vests in three equal annual installments beginning on April 5, 2022.
(2)

Represents unvested portion of stock option award which vests as follows: (i) 25% vests upon the Company’s earning $5 million or more of revenue with a gross margin of 10% or greater, (ii) 25% vests upon the Company’s earning $10 million or more of revenue with a gross margin of 35% or greater, (iii) 25% vests upon the Company’s earning $15 million or more of revenue with a gross margin of 40% or greater, and (iv) 25% vests upon the Company’s earning $20 million or more of revenue with a gross margin of 50% or greater.

(3)	Represents unvested portion of stock option award which vests in three equal annual installments beginning on March 28, 2023.
(4)	Represents unvested portion of stock option award which vests in three equal annual installments beginning on January 25, 2021.

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Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of December 31, 2022. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	402,232	(1)	$31.47	51,972	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	402,232		$31.47	51,972

_________________

(1)	Consists of outstanding stock options exercisable for shares of common stock issued under the 2016 Plan.

(2)

As of January 1, 2023, as a result of an automatic increase to the pool of shares available for issuance under the 2016 Plan on such date, the number of shares available for future issuance under the 2016 Plan was 919,937 shares.

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Director Compensation

Effective April 9, 2020, the Board of Directors adopted a non-employee director compensation policy (the “Compensation Policy”) pursuant to which each of our non-employee directors receives, upon his or her initial election to the Board of Directors, a stock option exercisable for 2,500 shares of common stock with a per share exercise price equal to the closing price of the common stock on the Nasdaq on the grant date. All such stock options vest in three equal annual installments beginning on the one-year anniversary of the grant date. Under the Compensation Policy, on the first trading day of each calendar year, each non-employee director is awarded a stock option exercisable for 600 shares of common stock, with a per share exercise price equal to the closing price of the common stock on the Nasdaq on the grant date, which becomes exercisable on the first anniversary of its grant date. Additionally, pursuant to the Compensation Policy, each non-employee director is paid an annual cash retainer of $40,000, prorated for partial years of service and paid quarterly in arrears. Effective January 30, 2023, the Board of Directors adopted a revised Compensation Policy, pursuant to which each annual option grant will become exercisable in three equal annual installments beginning on the first anniversary of the grant date.

The following table sets forth information with respect to compensation earned by or awarded to each of our non-employee directors who served on the Board of Directors during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Louis Basenese	40,000	30,120	70,120
Anthony DiGiandomenico	40,000	40,502	80,502
Michael Harsh	40,000	40,552	80,552
Alexander Tokman	40,000	40,502	80,502

(1)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Notes 2 and 8 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2022:

Name	Shares Subject to Outstanding Option Awards (#)
Louis Basenese	11,175
Anthony DiGiandomenico	16,401
Michael Harsh	16,426
Alexander Tokman	16,401

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PAY VERSUS PERFORMANCE TABLE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding the “compensation actually paid” (as defined in Item 402(v) of Regulation S-K) to the Principal Executive Officer or “PEO” (Mr. Francois Michelon) and to the Non-PEO NEOs (on an average basis) for 2022 and 2021. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in this proxy statement.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($) (5)	Net Income/(Loss) (million) ($) (6)
2022	636,196	443,594	430,872	315,373	27.13	(13.2)
2021	1,324,618	530,145	1,051,095	368,999	92.24	(11.2)

(1)

Mr. Michelon was our PEO for each of the 2022 and 2021 fiscal years. This column represents the amount of total compensation reported for our PEO for each corresponding year (a “Subject Year”) in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in this proxy statement.

(2)

This column represents the amount of “compensation actually paid” to our PEO as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the amounts disclosed for compensation actually paid reflect the adjustments listed in the table below made to the total compensation amounts reported in the Summary Compensation Table for our PEO by subtracting the value of equity awards reported in the Summary Compensation Table for the applicable Subject Year and adding (or subtracting, as applicable) the following for the applicable Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year.

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The amounts added or subtracted to determine the adjusted amount for our PEO are as follows:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2022	$(212,609)	$124,326	$-	$(13,673)	$(90,646)	$-	$-	$(192,602)
2021	$(812,391)	$26,854	$-	$(14,517)	$5,581	$-	$-	$(794,473)

For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield and risk-free rate as of the measurement date.

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(3)

For the 2022 and 2021 fiscal year, our Non-PEO NEOs were: Michael Thornton, Chief Technology Officer, and Renaud Maloberti, Former Chief Commercial Officer. This column represents the average of the amounts of total compensation reported for each Non-PEO NEO as a group for each Subject Year in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in this proxy statement.

(4)

This column represents the average of the amounts of “compensation actually paid” to our Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the amounts disclosed for compensation actually paid reflect the adjustments listed in the table below, using the same adjustment methodology described above in Note 2:

Year	Less: Value of Equity Awards Reported in the Summary Compensation Table	Plus: Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Applicable Subject Year	Plus: Vesting Date Fair Value of Equity Awards Granted and Vested During the Applicable Subject Year	Plus/ (Less): Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End Granted in Prior Years	Plus/ (Less): Change in Value of Equity Awards Granted in Prior Years and Vested During the Applicable Subject Year	Less: Fair Value at the End of the Prior Year of Equity Awards Forfeited During the Applicable Subject Year	Plus: Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Applicable Subject Year	Total Adjusted Equity Value
2022	$(131,855)	$77,106	$-	$(11,636)	$(49,115)	-	$-	$(115,499)
2021	$(710,579)	$20,140	$-	$(8,277)	$16,620	-	$-	$(682,096)

For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.

(5)

This column represents the Company’s cumulative stockholder return. The values disclosed in this column represent the measurement period value of an investment of $100 in the Company's shares as of December 31, 2020, and then valued again on each of December 31, 2021 and December 31, 2022.

(6)	The dollar amounts reported represent the amount of net loss reflected in our audited consolidated financial statements included in the Annual Report for the applicable year.

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Description of Compensation Actually Paid and Cumulative Company Total Shareholder Return

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $443,594 and $530,145 for 2022 and 2021, respectively. The average of the amounts of compensation actually paid to our Non-PEO NEOs as a group (excluding Mr. Michelon), as computed in accordance with Item 402(v) of Regulation S-K, was $315,373 and $368,999 for 2022 and 2021, respectively. The cumulative total shareholder return of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $27.13 and $92.24 for 2021-2022 and 2021, respectively. Please see Note 5 above for additional information related to the computation of cumulative Company total shareholder return.

Description of Compensation Actually Paid and Company Net Income

The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $443,594 and $530,145 for 2022 and 2021, respectively. The average of the amounts of compensation actually paid to the Non-PEO NEOs as a group (excluding Mr. Michelon), as computed in accordance with Item 402(v) of Regulation S-K, was $315,373 and $368,999 for 2022 and 2021, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable year, was $(13.2) million and $(11.2) million for 2022 and 2021, respectively.

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PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed RBSM LLP (“RBSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are presenting this selection to our stockholders for ratification at the 2023 Annual Meeting.

RBSM audited our financial statements for 2022. A representative of RBSM is expected to be present at the 2023 Annual Meeting, have an opportunity to make a statement if RBSM desires, and be able to respond to appropriate questions submitted through proxyvote.com prior to the meeting.

The following table sets forth the aggregate fees billed by RBSM for audit and non-audit services in 2022 and 2021, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2022	2021
Audit Fees (1)	$146,000	$112,000
Audit-Related Fees	-	‒
Tax Fees (2)	$30,000	$13,000
Total	$176,000	$125,000

_________________

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)	Tax fees include fees for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by RBSM during 2022 were pre-approved by the Audit Committee.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote thereon. If our stockholders fail to ratify the selection of RBSM as the independent registered public accounting firm for 2023, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR ratification of the appointment of RBSM as our independent registered public accounting firm for 2023.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Louis Basenese, Anthony DiGiandomenico and Michael Harsh. None of members of the Audit Committee is a current or former officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and has discussed them with both management and RBSM LLP (“RBSM”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with RBSM its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by RBSM with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE: Louis Basenese Anthony DiGiandomenico, Chair Michael Harsh

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for Review of Related Person Transactions

The Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

Related Person Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years in which it was or is to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of any class of the Company’s voting securities, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

Since January 1, 2021, the Company has not participated in any such related party transaction.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2022, except for one Form 4 for Michael Thornton related to a purchase of shares May 18, 2022, which was reported on May 23, 2022.

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HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of common stock. If your family has multiple accounts by which you hold common stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the 2023 Annual Meeting other than those items stated above. If any other business should properly come before the 2023 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 6, 2023

The proxy statement and annual report to stockholders are available at investors.endrainc.com/sec-filings.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2022 is available without charge upon written request to: Secretary, ENDRA Life Sciences Inc., 3600 Green Court, Ste. 350, Ann Arbor, Michigan 48105.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NDRA2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18214-P95817 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENDRA LIFE SCIENCES INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Francois Michelon
02) Louis J. Basenese
03) Anthony DiGiandomenico
04) Michael Harsh
05) Alexander Tokman

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote every "1 YEAR" for the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. The frequency, on a non-binding, advisory basis, of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. The ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V18215-P95817

ENDRA LIFE SCIENCES INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – JULY 6, 2023 AT 10:00 AM EASTERN TIME

The undersigned stockholder of ENDRA LIFE SCIENCES INC., a Delaware Corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Francois Michelon and Irina Pestrikova or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 6, 2023, at 10:00 am Eastern time, at www.virtualshareholdermeeting.com/NDRA2023 or at any adjournment or postponement thereof, and to vote, as designated below, all shares of capital stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESCRIBED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

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